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                               CONSULTING AGREEMENT

This agreement is entered into between MarketByte, LLC, a California Limited Liability Company (hereafter known as MBLLC) and Network Installation Corp., a Nevada Corporation (hereafter known as NWIS), with reference to the following facts.

NWIS has expressed a desire to enter into this agreement with MBLLC to provide Internet Public Relations Services for NWIS. MBLLC is in the business of providing such services and desires to enter into an agreement with NWIS to provide these services for NWIS, a publicly traded company. This Agreement is for the purpose of defining the services to be provided and the rights and responsibilities of both parties.

I.     SERVICES  PROVIDED  BY  MBLLC

1. MBLLC agrees to prepare a detailed profile report and/or Trading Alert on NWIS following certain guidelines that have already been established by MBLLC. The report shall be released during the month July or August 2003, final date to be established by both parties.
2. MBLLC agrees to expose all future editions to all the members of its proprietary OTC Journal database of over 1.8 million members.
3.     MBLLC  will  continue  to  release  to  its  subscribers  on the selected
Newsletter all substantive information (i.e. Press Releases, Annual Reports, Analysts Reports, etc.), which NWIS has formally and officially released to the general public, for an indefinite period as mutually agreed by both parties.
4. MBLLC reserves the right to share any views or opinions of its choosing with its proprietary database regarding the performance of NETWORK INSTALLATION CORP. stock. The management of NETWORK INSTALLATION CORP. shall have no editorial control over the content published on NETWORK INSTALLATION CORP. within the context of the OTC Journal, and as such both parties recognize that any opinions expressed in the OTC Journal are solely those of the editors.

II.     RESPONSIBILITIES  OF  NWIS

     1. NWIS agrees to assist MBLLC, as requested, in the preparation of the corporate profile report on said Company.

2. NWIS will, if requested, provide or arrange to be provided to MBLLC or its designee, such accounting information as may be necessary to complete the corporate "due diligence" necessary to compile an accurate and detailed profile report on the companies.

     3. NWIS agrees to provide MBLLC with certain business and other material information about NWIS, its products, services, contracts, pending litigation, patents, trademarks and other such business matters which MBLLC may request and which MBLLC considers to be important for the completion of this contract.

     4. NWIS agrees, during the term of this agreement, to notify MBLLC of any changes in the status or nature of its business, any pending litigation, or any other developments that may require further disclosure.

III.  COMPENSATION

1. MBLLC shall receive a fee of twenty five thousand US dollars ($25,000), payable upon the signing of this agreement
2. MBLLC shall receive a fee of two hundred fifty thousand (250,000) newly issued restricted shares of common stock in NETWORK INSTALLATION CORP. One hundred twenty five thousand (125,000) of the aforementioned shares shall have piggyback registration rights on any appropriate registration statement filed by the company.

IV.     REPRESENTATIONS  BY  MBLLC

     MBLLC  represents,  warrants,  and  covenants  the  following:

     1. MBLLC is a Company duly organized and existing under the laws of the State of California and is in good standing with the jurisdiction of its incorporation.

2. MBLLC will disclose to NWIS any and all material facts and circumstances, which may affect its ability to perform it's undertaking herein.

3. MBLLC will cooperate in a prompt and professional manner with NWIS or its agents in the performance of this Agreement.

V.     REPRESENTATIONS  OF  NWIS

     NWIS  represents,  warrants  and  covenants  the  following:

     1. NWIS will cooperate fully with MBLLC in executing the responsibilities required under this Agreement so that MBLLC may fulfill its responsibilities in a timely manner.

2. NWIS will not circumvent this Agreement either directly or indirectly nor will it interfere with, impair, or delay MBLLC in performing work described in this Agreement. NWIS will not cause MBLLC to perform work not described in this Agreement.

3. NWIS and each of its subsidiaries is a corporation duly organized and existing under the laws of its state of incorporation and is in good standing with the jurisdiction of its incorporation in each state where it is required to be qualified to do business.

4. NWIS's articles of incorporation and by-law's delivered pursuant to this Agreement are true, and complete copies of it have been duly adopted.

5. NWIS will cooperate in a prompt and professional manner with MBLLC, its attorneys, accountants and agents during the performance of the obligations due under this Agreement.


     6. All financial information from NWIS will be provided to MBLLC in a timely and complete manner and all other information, which NWIS has previously provided to MBLLC concerning NWIS, is accurate and complete in every material respect. If it is later determined that such is not the case, it shall be considered a basis for the termination of this Agreement.

     7. NWIS does hereby state that all information supplied to MBLLC during the course of this Agreement shall be true and accurate to the best of NWIS's knowledge. NWIS agrees to hold MBLLC harmless for the accuracy of any information disclosed under this Agreement where the information was provided by NWIS to MBLCC.

VI.     CONFIDENTIALITY

     1. MBLLC agrees that all information received from NWIS shall be treated as confidential information and MBLLC shall not share such information with any other person or entity, except as required by MBLLC to fulfill this Agreement, without the express written consent of NWIS, unless such disclosure will not cause damages to NWIS or is already in the public domain. Furthermore, MBLLC shall not take any action with the intention of profiting from "insider information".


VII.  NOTICES

     Any notices from either party to the other shall be deemed received on the date such notice is personally delivered. Any notice sent by fax transmission shall be deemed received by the other party on the day it has been transmitted. Any notice sent by mail by either party to the other shall be deemed received on the third business day after it has been deposited at a United States post office. For purposes of delivering or sending notice to the parties under this Agreement such notices shall be delivered or sent as follows:

MarketByte  LLC
3525  Del  Mar  Heights  Rd  #334
San  Diego,  CA  92130


NETWORK  INSTALLATION  CORP.
       18  Technology  Dr.  Suite  140A
       Irvine,  CA  92618


VIII.  Entire  Agreement

     Neither party has made representations to the other, which are not specifically set forth in this Agreement. There are no oral or other agreements between the parties that have been entered into prior or contemporaneously with the formation of this Agreement. All oral promises, agreements, representations, statements and warranties hereinafter asserted by one party against the other, shall be deemed to have been waived by such party asserting that they were made and this Agreement shall supersede all prior negotiations, statements, representations, warranties and agreements made or entered into between the parties to this Agreement.

     IX.     NO  ASSIGNMENT

     Neither party may assign any benefit due or delegate performance under this Agreement without the express written consent of the other party.

X.          CONSTRUCTION

     The  laws  of  the  State  of  California  shall  govern  this  Agreement.

XI.     ATTORNEYS  FEES

     In any action concerning the enforcement, breach, or interpretation of this Agreement, the prevailing party shall be entitled to recover its costs of suit and reasonable attorney's fees from the other party, in addition to any other relief granted by the court.

XII.     WAIVER

     The waiver of any provision of this Agreement by either party shall not be deemed to be a continuing waiver or a waiver of any other provision of this Agreement by either party.

XIII.     SEVERABILITY

     If any provision of this Agreement or any subsequent modifications hereof are found to be unenforceable by a court of competent jurisdiction, the remaining provisions shall continue to remain in full force and effect.


XIV.     AUTHORITY  TO  ENTER  INTO  AGREEMENT

     The individuals signing this Agreement below represent to each other that they have the authority to bind their respective corporations to the terms and conditions of this Agreement. The individuals shall not, however have personal liability by executing this Agreement and sign this Agreement only in their representative capacities as authorized officers of the NWIS and MBLLC respectively.

XV.     INDEMNIFICATION

MBLLC agrees to indemnify NWIS from any liability or claim arising out of any act or omission on the part of MBLLC that would be in violation of any securities laws and regulations.


IN WITNESS WHEREOF, the parties hereto have executed this Consulting Agreement on this 24th day of July 2003.


NETWORK  INSTALLATION  CORP.                MarketByte,  LLC


/s/ Michael Cummings                         /s/ Lawrence David Isen
________________________________          ________________________________
Michael  Cummings                          Lawrence  David  Isen
CEO,  Network  Installation  Corp          Authorized  Signing  Member